UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 16, 2011

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	6,880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Terex Corporation (“Terex” or the “Company”), Terex Industrial Holding AG (“Terex Industrial”) and Demag Cranes AG (“Demag Cranes”) entered into a Business Combination Agreement dated June 16, 2011 (the “Agreement”). The Agreement sets out the principal terms and the mutual understandings of the parties with respect to Terex's offer to purchase all of the shares of Demag Cranes. Pursuant to the Agreement, the Demag Cranes Management Board is obligated to recommend the Demag Cranes shareholders accept Terex's offer to purchase all of the shares of Demag Cranes at a price of €45.50 per share.

The Agreement also addresses issues regarding the relationship between Terex and Demag Cranes following the acquisition of Demag Cranes by Terex, which includes a confirmation of Terex's support for the strategy of Demag Cranes and its workforce as a part of the Terex group. For a period of three years, Terex agreed that it would not undertake to cause Demag Cranes to reduce its current workforce in Germany as a direct result of the transaction. Terex also agreed that it would not undertake to cause the change of the location of the German sites of Demag Cranes for a period of five years.

There are no material relationships among the Company and Demag Cranes or any of their respective affiliates, other than with respect to the Agreement.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On June 16, 2011, the Company issued a press release announcing that it reached an agreement with Demag Cranes for a recommended offer to purchase the shares of Demag Cranes at an increased price of €45.50 per share. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Demag shares. The offer to buy Demag Cranes shares is only made pursuant to, and is subject to the terms and conditions set out in, the offer document approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, BaFin) as formally amended on June 16, 2011. The offer document and the amendment of the offer document are both available at www.industrialholding-angebot.de. A non-binding English translation of the offer document and of the amendment of the offer document, which have not been reviewed by the BaFin, are available on that website as well. Shareholders of Demag Cranes are strongly advised to carefully read in full the published offer document as published on May 19, 2011 and the amendment of the offer document published on June 16, 2011, as well as all other publications and notifications of Terex Industrial in connection with the takeover offer.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits

10.1    Business Combination Agreement dated June 16, 2011, among Terex Corporation, Terex Industrial Holding AG and Demag Cranes AG.

99.1    Press release of Terex Corporation issued on June 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2011

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel